UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022 (December 5, 2022)

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

On December 6, 2022, Agios Pharmaceuticals, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Tsveta Milanova as the Company’s Chief Commercial Officer, effective as of January 3, 2023 (the “Effective Date”).

Ms. Milanova, age 45, served as SVP, Head of US Commercial of Alexion Pharmaceuticals, Inc. (“Alexion”), a biopharmaceutical company, from December 2020 to September 2022, as SVP, Head of Global Commercial Strategy of Alexion from January 2019 to December 2020 and SVP, Head of Global Value, Access & Policy of Alexion from April 2018 to December 2018. Prior to joining Alexion, Ms. Milanova worked at Celgene Corporation (“Celgene”), a biopharmaceutical company, from October 2008 to April 2018, where she held a variety of roles, most recently as Global Head, Pricing and Market Access Haematology/Oncology. Before Celgene, Ms. Milanova served as Global Health Outcomes Manager at GlaxoSmithKline R&D, a healthcare company, from October 2004 to October 2008. Ms. Milanova holds a master of science (MSc) degree in international health policy and health economics from the London School of Economics, a master of science (MSc) degree in pharmacy from the Medical University of Sofia, Bulgaria and is a graduate of Harvard’s Advanced Management Program.

In connection with her appointment as Chief Commercial Officer, Ms. Milanova entered into an employment agreement with the Company (the “Employment Agreement”) on December 5, 2022, with her employment effective as of the Effective Date. Pursuant to the Employment Agreement, Ms. Milanova will be paid an annual base salary of $510,000. Following the end of each calendar year, Ms. Milanova will be eligible to receive a discretionary annual performance and retention bonus with a target of 45% of her then annual base salary based upon the Board’s assessment of the Company’s achievement of its performance goals and Ms. Milanova’s achievement of her performance goals. Ms. Milanova will receive a sign-on bonus of $150,000 in connection with the commencement of her employment with the Company. Ms. Milanova will not be entitled to receive a bonus for the year ended December 31, 2022. Ms. Milanova will be entitled to severance benefits in accordance with the Company’s Amended and Restated Severance Benefits Plan (the “Severance Plan”), which was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36014) on October 7, 2022.

The Company will grant Ms. Milanova a nonstatutory stock option to purchase shares of the Company’s common stock with a Black-Scholes value of $2,100,000, based on the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date. The stock options will have an exercise price per share equal to the closing price on the grant date and will vest as to 25% of the shares underlying the stock options on the first anniversary of the Effective Date and, as to the remaining shares, monthly thereafter until the fourth anniversary of the Effective Date. The Company will also grant Ms. Milanova (i) restricted stock units (“RSUs”) for a number of shares of common stock equal to $700,000 divided by the closing price on the grant date and (ii) performance stock units (the “PSUs”) for a number of shares of common stock equal to $300,000 divided by the closing price on the grant date. Each RSU will entitle Ms. Milanova to receive one share of the Company’s common stock for each RSU that vests. The RSUs will vest in equal annual installments on each anniversary of the grant date, until the third anniversary of such date. Each PSU represents a contingent right to receive one share of the Company’s common stock upon the achievement of specified performance milestones.

The stock options, RSUs and PSUs will be granted outside the Company’s 2013 Stock Incentive Plan, as an inducement material to Ms. Milanova’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

In addition, Ms. Milanova will enter into an indemnification agreement with the Company, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-189216) on July 11, 2013, pursuant to which the Company may be required, among other things, to indemnify Ms. Milanova for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as an officer of the Company.

There are currently no arrangements or understandings between Ms. Milanova and any other person pursuant to which Ms. Milanova will be appointed as Chief Commercial Officer. There are currently no transactions in which Ms. Milanova has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

A copy of the Company’s press release announcing Ms. Milanova’s appointment as Chief Commercial Officer is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Departure of Chief Commercial Officer

Also on December 6, 2022, the Company announced that Richa Poddar will depart the Company as an employee and Chief Commercial Officer, effective as of December 31, 2022 (the “Departure Date”). In connection with her departure, Ms. Poddar will be entitled to the following severance benefits: (i) $450,000, which is an amount equal to her current monthly base salary for a period of 12 months, (ii) 100% of her target annual cash incentive for the year ending December 31, 2022 in a lump sum, and (iii) COBRA coverage, subject to certain limitations, for a period of 12 months, each in accordance with a termination without “Cause” or for “Good Reason” under the Severance Plan. In addition, in connection with her departure, Ms. Poddar will be entitled to her actual annual cash incentive earned for the year ending December 31, 2022, to be paid in a lump sum. Following the Departure Date, the Company will enter into a consulting agreement (the “Consulting Agreement”) with Ms. Poddar, pursuant to which she will assist the Company with the leadership transition of the Company’s commercial function. The Consulting Agreement will have a term beginning on the Departure Date and ending on March 31, 2023. Pursuant to the Consulting Agreement, Ms. Poddar will be compensated at a rate of $18,750 per month during the term of the Consulting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated December 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: December 6, 2022	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer